Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-67696 and 333-43236 on Form S-4 and Registration Statement Nos. 333-71764, 333-67698, 333-99001 and 333-98979 on Form S-8 of Science Applications International Corporation of our report dated June 16, 2003, appearing in this Annual Report on Form 11-K of Telcordia Technologies 401(k) Savings Plan for the year ended December 31, 2002.

/S/ DELOITTE & TOUCHE LLP

San Diego, California

June 26, 2003